Exhibit 10.51

March 31, 2020

Mr. Joseph Yospe

c/o The Madison Square Garden Company

Two Pennsylvania Plaza

New York, NY 10121

Dear Joe:

In connection with the pending spin-off (the “Spin-Off”) by The Madison Square Garden Company (to be renamed Madison Square Garden Sports Corp., “MSGS”) of its MSG Entertainment Spinco, Inc. subsidiary (to be renamed Madison Square Garden Entertainment Corp., the “Company”), MSGS will assign to the Company the Employment Agreement, dated January 23, 2020, between MSGS and you (as assigned to the Company, your “Employment Agreement”). This letter (this “Amendment”) will amend your Employment Agreement effective as of the date on which the Spin-Off becomes Effective (the “Amendment Effective Date”). Capitalized terms used and not defined in this Amendment will have the meanings set forth in the Employment Agreement.

As of the Amendment Effective Date, the third sentence of the fourth paragraph of your Employment Agreement is amended and restated in its entirety as follows: “Bonus payments depend on a number of factors including Company, unit and individual performance. For the Company’s current fiscal year, your target bonus will be based on this new target percentage and your new base salary.”

Except as provided herein, the Employment Agreement will remain in full force and effect as of the Amendment Effective Date, subject to such other modifications as may be agreed to by you and the Compensation Committee of the Board of Directors of the Company relating to the Spin-Off. This Amendment will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State. To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any matter relating to this Amendment. This Amendment may be executed in several counterparts (including, without limitation, by facsimile, PDF or electronic transmission), each of which will be deemed an original, and such counterparts will constitute one and the same instrument.

[Signature Page Follows]

Very truly yours,

/s/ Andrew Lustgarten
Andrew Lustgarten
President

Accepted and Agreed:

/s/ Joseph Yospe
Joseph Yospe
Date: March 31, 2020